Exhibit 31.1

CERTIFICATIONS

I, Anton Kudryashov, certify that:

1.             I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CTC Media, Inc.; and

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 13, 2011	By:
/s/ Anton Kudryashov
Anton Kudryashov
Chief Executive Officer
(Principal Executive Officer)